Exhibit 2.2

Exhibit B	Memorandum of Association
Exhibit C	Bye-Laws
Exhibit D	List of Officers and Directors

Section 3.01(b)	Ownership of Securities of Other Entities
Section 3.01(c)	Qualifications and Licenses to Do Business
Section 3.01(d)	Organizational Documents, Minutes and Resolutions
Section 3.01(e)	Capitalization
Section 3.03(e)	Company Insurance Subsidiaries’ Conformance with SAP
Section 3.04	Undisclosed Liabilities
Section 3.05(a)	Conduct of Business
Section 3.06(b)	General Insurance Contracts
Section 3.07(b)	Required Consents, Violations or Acceleration of Rights under Contracts, Etc.
Section 3.08	Litigation
Section 3.09(b)	Material Contracts
Section 3.10	Permits; Compliance with Applicable Laws
Section 3.11	Employment Matters
Section 3.12(a)	Taxes
Section 3.12(b)	Additional Tax Matters
Section 3.12(e)	Tax Sharing Agreements
Section 3.13(a)	Company Plan Information
Section 3.13(c)	Employee Notices
Section 3.13(f)	Certain Payments and Benefits
Section 3.13(h)	Post-Employment Benefits
Section 3.15	Real and Personal Property
Section 3.16	Insurance
Section 3.17	Investments; Derivatives
Section 3.22	Standstill Agreements
Section 5.01	Conduct of Business of the Company
Section 6.05(a)	Acquisition Proposals
Section 6.08	Tail Policy